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                                   EXHIBIT 11
                                SUNAMERICA INC.
                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                    (In thousands, except per-share amounts)

                                                                                                        Years ended September 30,
                                                                -----------------------------------------------------------------
                                                                    1996          1995           1994          1993          1992
                                                                --------      --------       --------      --------      --------
Average number of common and
  common stock equivalent shares
  outstanding during the period:
      Common Stock issued and
        outstanding at beginning of
         period                                                  108,830       107,410         99,490        96,040        94,362
      Average number of common shares
         issued upon exercise of employee
         stock options or under other
         employee stock plans                                        278         1,081            248         2,391         1,014
      Average number of common stock
         equivalent shares arising from
         outstanding employee stock options                        4,450         3,062          2,652         2,800         2,790
      Average number of shares
         issuable upon conversion of
         convertible preferred stock:
           Series A Mandatory
             Conversion Premium Dividend
              Preferred Stock                                         --            --          6,490        11,182        16,860
           Series D Mandatory
             Conversion Premium Dividend
             Preferred Stock                                       2,584        14,675         15,010         8,352            --
           Series E Mandatory
              Conversion Premium Dividend
              Preferred Stock                                     10,808            --             --            --            --
      Average number of shares issued
        upon redemption of Series A
         Depositary Shares on
         August 16, 1994                                              --            --            940            --            --
      Average number of shares issued
        upon redemption of Series D
         Depositary Shares on
         January 2, 1996                                           7,642            --             --            --            --
      Average number of shares redeemed
        upon exchange of Common Stock for
         Nontransferable Class B Stock
         on June 6, 1996                                              (5)           --             --            --            --
                                                                --------      --------       --------      --------      --------
Average number of common and
   common stock equivalent shares
   outstanding during the period                                 134,587       126,228        124,830       120,765       115,026
                                                                ========      ========       ========      ========      ========
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                                   EXHIBIT 11
                                SUNAMERICA INC.
                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                    (In thousands, except per-share amounts)
                                  (Continued)


                                                                                                        Years ended September 30,
                                                                -----------------------------------------------------------------
                                                                    1996          1995           1994          1993          1992
                                                                --------      --------       --------      --------      --------
Earnings applicable to
   common stock:
      Income before cumulative
         effect of change in accounting
         for income taxes                                       $274,427      $194,206       $165,301      $127,011      $ 76,791
      Less preferred dividend
         requirements other than those
         related to convertible issues:
           9-1/4% Preferred Stock,
              Series B                                            (8,124)      (11,440)       (12,996)      (12,996)       (3,249)
           SunAmerica Adjustable Rate
              Cumulative Preferred Stock,
              Series C                                            (3,408)       (3,543)        (3,424)       (3,478)       (4,630)
                                                                --------      --------       --------      --------      --------
   Income before cumulative effect
      of change in accounting for
      income taxes applicable to
      common stock                                               262,895       179,223        148,881       110,537        68,912
   Cumulative effect of change in
      accounting for income taxes                                     --            --        (33,500)           --            --
                                                                --------      --------       --------      --------      --------
   Net income applicable to
      common stock                                              $262,895      $179,223       $115,381      $110,537      $ 68,912
                                                                ========      ========       ========      ========      ========
Earnings per common and common
   equivalent share:
      Income before cumulative
         effect of change in accounting
         for income taxes                                       $   1.95      $   1.42       $   1.19      $   0.92      $   0.60
      Cumulative effect of change
         in accounting for income taxes                               --            --          (0.27)           --            --
                                                                --------      --------       --------      --------      --------
      Net income                                                $   1.95      $   1.42       $   0.92      $   0.92      $   0.60
                                                                ========      ========       ========      ========      ========